                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT
                              --------------------


          This EMPLOYMENT AGREEMENT is made as of the 28th day of July, 1998 (the "Effective Date"), by and between Vencor Operating, Inc., a Delaware corporation (the "Company"), and __________________ (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Executive is employed by the Company, a wholly owned subsidiary of Vencor, Inc. ("Parent"), and the parties hereto desire to provide for Executive's continued employment by the Company; and

          WHEREAS, the Board of Directors of Parent (the "Board") have determined that it is in the best interests of the Company to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

          1.  Employment.  The Company hereby agrees to employ Executive and
              ----------
Executive hereby agrees to be employed by the Company on the terms and conditions herein set forth. The initial term of this Agreement shall be for a one-year period commencing on the Effective Date. The Term shall be automatically extended by one additional day for each day beyond the Effective Date that the Executive remains employed by the Company until such time as the Company elects to cease such extension by giving written notice of such election to the Executive. In such event, the Agreement shall terminate on the first anniversary of the effective date of such election notice.

          2.  Duties.  Executive is engaged by the Company in an executive
              ------
capacity.

          3.  Extent of Services.  Executive, subject to the direction and
              ------------------
control of the Board, shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. During the term, Executive shall devote his working time, attention, labor, skill and energies to the business of the Company, and shall not, without the consent of the Company, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

          4.  Compensation. As compensation for services hereunder rendered,
              ------------
Executive shall receive during the Term:

          (a) A base salary ("Base Salary") of not less than [See Annex A] per year payable in equal installments in accordance with the Company's normal payroll procedures. Executive may receive increases in his Base Salary from time to time, as approved by the Board.

          (b) In addition to Base Salary, Executive may be eligible to receive such other bonuses or incentive compensation as the Board may approve from time to time.

          5.  Benefits.
              --------

          (a) Executive shall be entitled to participate in any and all Executive pension benefit, welfare benefit (including, without limitation, medical, dental, disability and group life insurance coverages) and fringe benefit plans from time to time in effect for Executives of the Company and its affiliates.

          (b) Executive shall be entitled to participate in such bonus, stock option, or other incentive compensation plans of the Company and its affiliates in effect from time to time for executives of the Company.

          (c) Executive shall be entitled to four weeks of paid vacation each year. The Executive shall schedule the timing of such vacations in a reasonable manner. The Executive may also be entitled to such other leave, with or without compensation as shall be mutually agreed by the Company and Executive.

          (d) Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel and similar items. The Company shall reimburse Executive for all such reasonable expenses in accordance with the Company's reimbursement policies and procedures.

          6.  Termination of Employment.
              -------------------------

          (a)  Death or Disability.  Executive's employment shall terminate
               -------------------
     automatically upon Executive's death during the Term. If the Company determines in good faith that the Disability of Executive has occurred during the Term (pursuant to the definition of Disability set forth below) it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean Executive's absence from his full-time duties hereunder for a period of 90 days.

          (b)  Cause.  The Company may terminate Executive's employment during
               -----
     the Term for Cause. For purposes of this Agreement, "Cause" shall mean the Executive's (i) conviction of or plea of nolo contendere to a crime
                                              ---- ----------
     involving moral turpitude; or (ii) willful and material breach by Executive of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates, but with respect to (ii) only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving the Executive and his attorney an opportunity to be heard by the Board. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

          (c)  Good Reason. Executive's employment may be terminated by
               -----------
     Executive for Good Reason. "Good Reason" shall exist upon the occurrence, without Executive's express written consent, of any of the following events:

               (i) the Company shall assign to Executive duties of a substantially nonexecutive or nonmanagerial nature;

               (ii) an adverse change in Executive's status or position as an executive officer of the Company, including, without limitation, an adverse change in Executive's status or position as a result of a diminution in Executive's duties and responsibilities (other than any such change directly attributable to the fact that the Company is no longer publicly owned);

               (iii) the Company shall (A) materially reduce the Base Salary or bonus opportunity of Executive (provided, however, that a temporary reduction in Base Salary during the period beginning July 1, 1998 and ending December 31, 1998 (the "Temporary Reduction Period") shall not constitute Good Reason), or (B) materially reduce his benefits and perquisites (other than pursuant to a uniform reduction applicable to all similarly situated executives of the Company);

               (iv) the Company shall require Executive to relocate Executive's principal business office more than 30 miles from its location on the Effective Date; or

               (v) the failure of the Company to obtain the assumption of this Agreement as contemplated by Section 9(c).

     For purposes of this Agreement, "Good Reason" shall not exist until after Executive has given the Company notice of the applicable event within 90 days of such event and which is not remedied within 30 days after receipt of written notice from Executive specifically delineating such claimed event and setting forth Executive's intention to terminate employment if not remedied; provided, that if the specified event cannot reasonably be
                   --------
     remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute "Good Reason" provided that such event is remedied within 60 days after receipt of such written notice.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
     or by Executive for Good Reason, shall be communicated by Notice of Termination given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
     (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the intended termination date (which date, in the case of a termination for Good Reason, shall be not more than 30 days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of

     Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if
               -------------------
     Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the later of the date specified in the Notice of Termination or the date that is one day after the last day of any applicable cure period, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, or Executive resigns without Good Reason, the Date of Termination shall be the date on which the Company or Executive notified Executive or the Company, respectively, of such termination and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

          7. Obligations of the Company Upon Termination. Following any termination of Executive's employment hereunder, the Company shall pay Executive his Base Salary through the Date of Termination and any amounts owed to Executive pursuant to the terms and conditions of the Executive benefit plans and programs of the Company at the time such payments are due. In the event that Executive's employment terminates during the Temporary Reduction Period, Executive's Base Salary shall be deemed to be $333,000 for purposes of this
Section 7. In addition, subject to Executive's execution of a general release of claims in form satisfactory to the Company, Executive shall be entitled to the following additional payments:

          (a)  Death or Disability.  If, during the Term, Executive's employment
               -------------------
     shall terminate by reason of Executive's death or Disability, the Company shall pay to Executive (or his designated beneficiary or estate, as the case may be) the prorated portion of any Target Bonus (as defined below) Executive would have received for the year of termination of employment. Such amount shall be paid within 30 days of the date when such amounts would otherwise have been payable to the Executive if Executive's employment had not terminated.

          (b)  Good Reason; Other than for Cause.  If, during the Term, the
               ---------------------------------
     Company shall terminate Executive's employment other than for Cause (but not for Disability), or the Executive shall terminate his employment for Good Reason:

               (1) Within 14 days of Executive's Date of Termination, the Company shall pay to Executive (i) the prorated portion of the Target Bonus and Performance Share Award for Executive for the year in which the Date of Termination occurs, and (ii) an amount equal to 1.5 times the sum of (x) the Executive's Base Salary and Target Bonus as of the Date of Termination, and (y) the number of performance shares awarded to the Executive pursuant to the Vencor, Inc. 1998 Incentive Compensation Plan (the "1998 Plan") (including assumed awards granted under the Vencor, Inc. 1987 Incentive Compensation Program (the "1987 Program") and the Vencor, Inc. 1997 Incentive Compensation Plan (the "1997 Plan")) in respect of the year in which such Date of Termination occurs (without regard to any acceleration of the award for such year), assuming for such purpose that all performance criteria applicable to such award with respect to the year in which such Date of Termination occurs were deemed to be satisfied (the "Performance Share Award").

          For purposes of this Agreement: "fair market value" shall have the meaning ascribed to such term under the 1998 Plan; and "Target Bonus" shall mean the full amount of bonuses and/or performance compensation (other than Base Salary and awards under the 1998 Plan (including assumed awards granted under the 1987 Program and the 1997 Plan)) that would be payable to the Executive, assuming all performance criteria on which such bonus and/or performance compensation are based were deemed to be satisfied, in respect of services for the calendar year in which the date in question occurs.

               (2) For a period of 18 months following the Date of Termination, the Executive shall be treated as if he or she had continued to be an Executive for all purposes under the Parent's Health Insurance Plan and Dental Insurance Plan; or if the Executive is prohibited from participating in such plan, the Company or Parent shall otherwise provide such benefits. Following this continuation period, the Executive shall be entitled to receive continuation coverage under
          Part 6 of Title I or ERISA ("COBRA Benefits") treating the end of this period as a termination of the Executive's employment if allowed by law.

               (3) For a period of 18 months following the Date of Termination, Parent shall maintain in force, at its expense, the Executive's life insurance in effect under the Vencor, Inc. Voluntary Life Insurance Benefit Plan as of the Date of Termination.

               (4) For a period of 18 months following the Executive's Date of Termination, the Company or Parent shall provide short-term and long-term disability insurance benefits to Executive equivalent to the coverage that the Executive would have had he remained employed under the disability insurance plans applicable to Executive on the Date of Termination. Should Executive become disabled during such period, Executive shall be entitled to receive such benefits, and for such duration, as the applicable plan provides.

               (5) To the extent not already vested pursuant to the terms of such plan, the

          Executive's interests under the Vencor Retirement Savings Plan shall be automatically fully (i.e., 100%) vested, without regard to otherwise applicable percentages for the vesting of employer matching contributions based upon the Executive's years of service with the Company.

               (6) Parent shall adopt such amendments to its Executive benefit plans, if any, as are necessary to effectuate the provisions of this Agreement.

               (7) The Company shall take such action as is required to cause the promissory note (the "Tax Loan") entered into in respect of the loan to Executive, dated June 15, 1998 in an original principal amount of [See Annex A](the "Tax Loan") to be amended to provide that the Tax Loan and any payments scheduled to be made in respect thereof shall not be due and payable prior to the fifth anniversary of the Date of Termination or, at the option of the company cause to be forgiven 50% of the outstanding principal balance (and any accrued interest with respect thereto) of the Tax Loan; provided, that any such forgiveness
                                            --------
          under this paragraph (7) shall offset the amount of any payments otherwise payable under paragraph (1) of this Section 7(b).

               (8) The Company shall take such action as is required to cause the promissory note or other agreement (the "Preferred Stock Loan Agreement") entered into in respect of the loan to Executive, dated April 30, 1998 in an original principal amount of [See Annex A](the "Preferred Stock Loan") to be amended to provide that (x) the Preferred Stock Loan and any payments scheduled to be made in respect thereof shall not be due and payable prior to the fifth anniversary of the Date of Termination, (y) if the average closing price of the Company's common stock for the 90 days prior to any interest payment date is less than

          $8.00, such interest payment shall be forgiven and (z) during the five-day period following the expiration of the fifth anniversary of the Date of Termination, the Executive shall have the right to put the preferred stock underlying the Preferred Stock Loan to the Company at par.

               (9) Executive shall be credited with an additional 18 months of vesting for purposes of all outstanding stock option awards and restricted stock awards and Executive will have an additional 18 months in which to exercise such stock options.

               (10) Following the Executive's Date of Termination, the Executive shall receive the computer which Executive is utilizing as of the Date of Termination.

          (c)  Cause; Other than for Good Reason.  If Executive's employment
               ---------------------------------
     shall be terminated for Cause or Executive terminates employment without Good Reason (and other than due to such Executive's death) during the Term, this Agreement shall terminate without further additional obligations to Executive under this Agreement.

          (d) Death after Termination.  In the event of the death of Executive
              -----------------------
     during the period Executive is receiving payments pursuant to this Agreement, Executive's designated beneficiary shall be entitled to receive the balance of the payments; or in the event of no designated beneficiary, the remaining payments shall be made to Executive's estate.

          8.  Disputes.  Any dispute or controversy arising under, out of, or in
              --------
connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay all costs of the arbitration and all reasonable attorneys' and accountants' fees of the Executive in connection therewith, including any litigation to enforce any arbitration award.

          9.  Successors.
              ----------

          (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Executive's services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          10.  Other Severance Benefits.  Executive hereby agrees that in
               ------------------------
consideration for the payments to be received under this Agreement, Executive waives any and all rights to any payments or benefits under any plans, programs, contracts or arrangements of the Company or their respective affiliates that provide for severance payments or benefits upon a termination of employment, other than the Change in Control Severance Agreement between the Company and Executive dated as of May 1, 1998 (the "Severance

Agreement"); provided that any payments payable to Executive hereunder shall be
             --------
offset by any payments payable under the Severance Agreement.

          11.  Withholding.  All payments to be made to Executive hereunder will
               -----------
be subject to all applicable required withholding of taxes.

          12.  No Mitigation.  Executive shall have no duty to mitigate his
               -------------
damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such compensation. Further, the Company's and Parent's obligations to make any payments hereunder shall not be subject to or affected by any setoff, counterclaims or defenses which the Company or Parent may have against Executive or others.

          13.  Notices.  Any notice required or permitted to be given under this
               -------
Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation or receipt, addressed as follows:

          If to Executive:
          ---------------
          _____________________
          _____________________
          _____________________


          If to Company:
          -------------
          Vencor Operating, Inc.
          400 West Market Street
          Suite 3300
          Louisville, KY  40202
          Attn:  General Counsel

          14.  Waiver of Breach and Severability.  The waiver by either party of
               ---------------------------------
a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.


          15.  Entire Agreement; Amendment.  This instrument contains the entire
               ---------------------------
agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and such officer of the Company specifically designated by the Board.

          16. Governing Law.  This Agreement shall be construed in accordance
              -------------
with and governed by the laws of the State of Delaware.

          17.  Headings.  The headings in this Agreement are for convenience
               --------
only and shall not be used to interpret or construe its provisions.

          18.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    VENCOR OPERATING, INC.


                                    By:___________________



                                    Solely for the purpose
                                    of Section 7

                                    VENCOR, INC.


                                    By:___________________



                                    Executive



                                    ______________________

                                    Annex A


                        Base Salary   Tax Note     Preferred Note
Michael Barr            $330,000      $1,025,000   $1,296,000
Richard Chapman         $260,000      $   15,800   $  324,000
Jill Force              $167,500      $   60,100   $  486,000
James Gillenwater       $146,000      $    9,500   $  459,000
Earl Reed               $333,000      $  623,500   $  990,000
Richard Schweinhart*    $200,000          -0-           -0-

* Agreement entered into on September 28, 1998.